EXHIBIT 10.26


                           LEASE TERMINATION AGREEMENT



         This Lease Termination Agreement is made and entered into this 24th day of May, 2001, by and between INFOWAVE USA, INC., a Washington corporation (the "Tenant") and PRINCIPAL DEVELOPMENT INVESTORS, LLC, a Delaware limited liability company (the "Owner").

                              W I T N E S S E T H:

     WHEREAS, Tenant entered into a certain Lease Agreement with Owner dated December 7, 2000 (the "Lease") for certain leasehold premises comprised of approximately 13,944 square feet of space for use as general office space located at 21540 - 30th Drive S.E., Bothell, Washington 98201 (the "Premises"); and

     WHEREAS, Owner and Tenant have reached a mutually acceptable agreement for the cancellation and early termination of the Lease and Tenant's tenancy thereunder.

     NOW, THEREFORE, for and in consideration of the covenants and agreements herein contained, the parties hereto stipulate, covenant and agree as follows:

          1. The Lease and Tenant's tenancy thereunder shall be cancelled and terminated effective as of May 24th, 2001 (the "Termination Date"), (which shall be the Date Landlord receives payment in full pursuant to this Agreement) and shall be of no further force and effect from and after the Termination Date. Tenant shall vacate and surrender the Premises to Owner on or before the Termination Date and shall have no further rights, claims or interest in or to the Premises from and after the Termination Date.

          2. Tenant agrees that no equipment has been installed by Tenant on the Premises, nor has Tenant placed any personal property in the Premises.




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          3.  From and  after the date  which is 91 days  after the  Termination
Date, Owner and Tenant mutually release, remise, acquit and forever discharge the other of and from any and all liability, claims, demands, suits and causes of action whatsoever, which either party has, has had or shall have against the other party arising out of or in any way connected directly or indirectly with the Lease or Tenant's leasehold interest in the Premises; provided, however, that if within 91 days of the Termination Date, Tenant voluntarily files a petition or answer proposing the adjudication of Tenant as a bankrupt or its reorganization or arrangement, or any composition, readjustment, liquidation, dissolution or similar relief with respect to it pursuant to any federal or state bankruptcy or similar law, (hereinafter referred to as an "Insolvency Event") Owner's release of Tenant's obligations under the Lease shall be null and void and Owner shall be entitled to retain all sums paid to it hereunder, or
under  the  Lease   including  the  amount  set  forth  in  paragraph  4  below.
Notwithstanding the foregoing, so long as there has been no Insolvency Event during the 91 day period following the Termination Date, Landlord shall have no further claim for additional amounts or obligations against Tenant, and provided that the payment set forth below has been made, shall have no other claim of default on the part of Tenant.

          4. Tenant understands and agrees that it shall pay the amount of Four Hundred Fifty Thousand and No/100 Dollars ($450,000.00) (the "Consideration"). Owner acknowledges Owner has received and shall retain Prepaid Rent in the amount of $22,659.00 which shall be credited against the Consideration.

          5. Tenant and Owner agree that Owner shall either return to Tenant or credit against the Consideration original cash security deposit of $24,983.00 submitted by Tenant to Landlord upon the signing of the Lease. Owner shall return to Tenant the Letter of Credit in the



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amount of  $475,000.00,  upon the  expiration  of 91 days after the  Termination
Date. If, however, within 91 days of the Termination Date, Tenant voluntarily files a petition or answer proposing the adjudication of Tenant as a bankrupt or
its   reorganization   or  arrangement,   or  any   composition,   readjustment,
liquidation, dissolution or similar relief with respect to it pursuant to any federal or state bankruptcy or similar law, Owner shall have the right to draw upon the full amount of the Letter of Credit as security for Tenant's obligations.

          6. This Lease Termination Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assignees.






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


     IN WITNESS WHEREOF, Owner and Tenant have caused this Lease Termination Agreement to be executed as of the day and year first above written.

                                  Owner:

                                  PRINCIPAL DEVELOPMENT INVESTORS, LLC,
                                  a Delaware limited liability company


                                  By:  /s/ Thomas R. Pospil
                                       --------------------------------------

                                  Its: Counsel
                                       --------------------------------------


                                  By:  /s/ Kent T. Kelsey
                                       --------------------------------------
                                  Its: Counsel
                                       --------------------------------------



                                  Tenant:

                                  INFOWAVE USA, INC., a Washington corporation


                                  By:  /s/ Thomas Koll
                                       --------------------------------------
                                  Its: Chief Executive Officer
                                       --------------------------------------







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


STATE OF IOWA     )
                  ) ss.
COUNTY OF POLK    )


     On this --- day of -----------, 2001, before me, a Notary Public in and for said County, personally appeared -------------------- and --------------------, to me known to be the persons who executed the within instrument as the -------------------- and --------------------, respectively, of PRINCIPAL
DEVELOPMENT INVESTORS, LLC, and they being duly sworn did state that said instrument was signed on behalf of the said corporation by authority of its board of directors, and the aforesaid officers each acknowledged the execution of said instrument to be the voluntary act and deed of said corporation, by of and each of them voluntarily executed.


                                  ----------------------------------------------
                                  Notary Public in and for said County and State


STATE OF ------   )
                  ) ss.
COUNTY OF ------  )


     On this ----- day of --------------------, 2001, before me, a Notary Public in and for said County, personally appeared --------------------, to me known to be the persons who executed the within instrument as the -------------------- of --------------------, and he/she being duly sworn did state that said instrument was signed on behalf of the said corporation by authority of its board of directors, and the aforesaid officer acknowledged the execution of said instrument to be the voluntary act and deed of said corporation, by of him/her voluntarily executed.


                                  ----------------------------------------------
                                  Notary Public in and for said County and State



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